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                                                                   Exhibit 10.26

                               SECOND ADDENDUM TO
                         TERMS FOR DELIVERY OF SERVICE

     This Second Addendum to Terms for Delivery of Service ("Second Addendum") is made and entered into this 4th day of April 2003 by and between Level 3 Communications, LLC a Delaware limited liability company ("Level 3") and Websidestory, Inc. a Delaware Corporation ("Customer"). This Second Addendum modifies i) the Level 3 Terms for Delivery of Service, Version 5.2 and ii) that certain "Addendum to Terms for Delivery of Service" dated November 18, 2001 each as entered into by each of Level 3 and Customer (collectively as so amended, the "Master Agreement"). Capitalized terms used but not defined herein shall have the meaning set forth in the Master Agreement, and the terms and conditions in this Second Addendum modify the Master Agreement in the following limited respects.

     NOW, THEREFORE, in consideration of the covenants and conditions set forth herein, and for other good and valuable consideration the receipt and sufficiently of which are hereby acknowledged, the undersigned agree as follows:

1) Renewal of Service Term for (3)CrossRoads(SM) Service. Section 1.28 of the Master Agreement is hereby amended only with respect to the (3)CrossRoads(SM) Services ordered by Customer pursuant to Customer Order #000244188 (the
(3)CrossRoads(SM) Order) by adding the following to the end of such Section
1.26.

     "Upon expiration of the initial fourteen (14) month Service Term of the
     (3)CrossRoads(SM) Services as set forth in the (3)CrossRoads(SM) Order, Customer will renew or extend the Service Term for such (3)CrossRoads(SM) Services for an additional ten (10) month period expiring January 31, 2004 (the "Initial Renewal Term"). Thereafter, the Customer will have the right but not the obligation to renew the Service Term of such (3)CrossRoads(SM) Services for up to four additional one-year terms, on the same terms and conditions (subject to modifications to pricing pursuant to Section 2 of the Second Addendum) as in the Master Agreement: provided that Customer provides Level 3 with written notice of Customer's intention to exercise such right to renew at least thirty (30) days prior to the expiration of the current Service Term. Upon the expiration of the fourth such one-year renewal term, Level 3 and Customer may further renew or extend the Service Term for such (3)CrossRoads(SM) Services on such additional or modified terms and conditions as the parties may mutually agree in writing."

2)   (3)CrossRoads(SM) Pricing.

     (A) Customer and Level 3 hereby agree to a Committed Date Rate ("CDR") and new pricing relative to such CDR on the terms and conditions set forth in this Second Addendum. The CDR and pricing set forth in this Second Addendum shall be effective as March 1, 2003 and shall replace any other CDR for (3)CrossRoads(SM) Services (and the pricing agreed to by the parties relative to such former CDR).

     (B) Effective March 1, 2003, Customer shall and hereby does make to Level 3 a CDR of 100 Mbps of Level 3 (3)CrossRoads(SM) Service per month. During such period, Customer commits that it shall pay Level 3 for 100 Mbps of (3)CrossRoads(SM) Service each month at a usage rate of $120 per Mbps per month.

     (C) Notwithstanding any other provisions of the Master Agreement, Customer shall be billed as follows with respect to its usage of Level 3
          (3)CrossRoads(SM) Service: exclusive of any applicable non-recurring installation charges and monthly recurring port charges, charges for
          (3)CrossRoads(SM) Service billed on a CDR basis consist of two components: (a) a monthly recurring charge based on the CDR; and (b) monthly usage charges to the extent usage in a particular month exceeds the CDR (also at a rate of $120 per Mbps per month). In all cases, Customer will be billed a monthly recurring charge based on Customer's CDR of $12,000 per month (Customer's CDR of 100 Mbps multiplied by a usage rate of $120.00/Mbps).

     (D) Notwithstanding the pricing terms set forth in this Section 2 and provided Customer maintains a CDR of at least 100 Mbps per month, Level 3 agrees that in the event Customer (pursuant to its rights under Section 1.26 of the Master

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                        Agreement) renews the Service Term of the
                        (3)CrossRoads(SM) Services as set forth in the
                        (3)CrossRoads(SM) Order for an additional one (1) year (or longer) period (upon conclusion of the Initial Renewal Term), Level 3 agrees to offer a Customer a ten percent (10%) discount on Customer's pricing for
                        (3)CrossRoads(SM) Services.

3) Other Terms: All other applicable provisions of the Agreement not modified by this Addendum shall remain in force and effect.

4) Effective Date: This Second Addendum shall be retroactively effective as March 1, 2003.


LEVEL 3 COMMUNICATIONS, LLC                 WEBSIDESTORY, INC.

By: /s/ Todd C. Coleman                     By: /s/ Jeff Lunsford
   ----------------------------------          ---------------------------------

Name:  Todd C. Coleman                      Name: Jeff Lunsford

Title: VP                                   Title: Chairman & CEO

Date: 10/15/2003                            Date: 4/10/2003